Exhibit 99.1

For Immediate Release

Albertsons Companies Appoints Vivek Sankaran President and Chief Executive Officer;

Jim Donald to Continue as Co-Chairman of the Board, Serving with Leonard Laufer

BOISE, Idaho, March 29, 2019 (GLOBE NEWSWIRE) – Albertsons Companies announced today that Vivek Sankaran, Chief Executive Officer, PepsiCo Foods North America, has been appointed President and Chief Executive Officer of Albertsons Companies, effective April 25, 2019. Jim Donald, currently the company’s President and Chief Executive Officer, will continue as Co-Chairman of the Board, with Leonard Laufer serving as the other Co-Chairman. The company’s longtime leader Robert Miller has been named Chairman Emeritus and will continue to serve as a member of the board of directors.

“When I joined Albertsons Companies in 2018, I found a company that had a strong decentralized operating model, a fantastic leadership team and incredible potential to be the four-walls and no-walls leader in the grocery industry,” said Donald. “Over the past year, our team made our company’s nearly 2,300 stores even stronger as we sharpened our focus on the intersection of technology and service. I’m looking forward to the continued progress of the company under the seasoned leadership of Vivek. We continue to be well-positioned to serve the evolving needs of today’s customer, where, how and when they choose to shop with us.”

Continued Donald, “Vivek brings a rare blend of CPG, retail, manufacturing, logistics, technology, and research and development to Albertsons Companies, all of which are key components to being a successful retailer in an Omni Channel-driven environment. Moreover, Vivek has the keen understanding that the front line is directly linked to the bottom line, and I’m confident he will inspire and engage our 270,000 associates across our stores, support offices, manufacturing facilities, and distribution centers.”

“It is a great privilege to join a company that has such deep roots in American retail,” said Sankaran. “Albertsons, Safeway, Vons, Jewel Osco, Shaw’s, ACME, Tom Thumb, Randall’s, United Supermarkets, Market Street, Pavilions, Star Market, Haggen and Carrs – all of these banners and more in the Albertsons Companies family of stores have hundreds of years of combined history. Our stores are integral to the lives of millions of customers each week. I’m excited to build on the legacies of past CEOs Bob Miller and Jim Donald who both laid a solid foundation for success, and look forward to working with our associates to realize the opportunities and navigate the challenges in our evolving industry.”

“I’ve known Vivek for many years. He has always impressed me, not only with his exceptional work at Frito-Lay in managing the many facets of a multibillion-dollar food business, but also with his ability to work with and develop people,” said Miller. “I couldn’t be happier to leave Albertsons Companies in Vivek’s hands.”

Sankaran was named CEO of PepsiCo Foods North America in December 2018. Prior to that, he served as the company’s president and chief operating officer, a position he was named to in 2016. Over the last 3 years, he has led Frito Lay to industry-leading growth by remaining focused on innovation, technology and execution. Over his ten-year career at PepsiCo, in addition to leading Frito-Lay, Sankaran also served as the chief commercial officer for PepsiCo North America, Chief Customer Officer of Frito Lay, and as the Senior Vice President of Strategy for PepsiCo.

Before joining PepsiCo in 2009, Sankaran was a partner at McKinsey and Company, where he served various Fortune 100 companies, bringing a strong focus on strategy and operations.

Sankaran has an MBA from the University of Michigan, a master’s degree in manufacturing from the Georgia Institute of Technology and a bachelor’s degree in mechanical engineering from the Indian Institute of Technology in Chennai.

Laufer, who was appointed to the Albertsons Companies Board of Directors in October 2018 and is now Board Co-Chairman alongside Jim Donald, is a Senior Managing Director and Head of Transformation and Technology for Cerberus Capital Management. In this capacity, he leads Cerberus Technology Solutions, a subsidiary of Cerberus focused exclusively on leveraging emerging technology, data, and advanced analytics to drive business transformations. Laufer and his team of senior technologists work closely with Cerberus investment and operating professionals on targeted initiatives aimed at improving systems and generating value from data. Across its platform Cerberus Technology Solutions has expertise in advanced analytics, artificial intelligence, digital/e-commerce, agile development, big data, and cyber security.

Prior to joining Cerberus, Laufer had launched and was the head of JPMorgan Intelligent Solutions, a unit of JPMorgan Chase & Co. created to solve business problems and provide strategic insights through data mining, analytics, and modeling. Prior to JPMorgan Chase & Co., Laufer cofounded and was CEO of Argus Information and Advisory Services, which was sold in 2012 to Verisk Analytics. Laufer successfully grew Argus into the leading provider of pricing, risk and behavioral data to the credit card industry.

Laufer is a graduate of Harvard University, and he received an MBA from the Wharton School of Business, University of Pennsylvania.

About Albertsons Companies

Albertsons Companies, Inc. is one of the largest food and drug retailers in the United States, with both a strong local presence and national scale. Albertsons Cos. operates stores across 34 states and the District of Columbia under 20 well-known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw’s, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen and Carrs, as well as meal kit company Plated based in New York City. Albertsons Cos. is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2018 alone, along with the Albertsons Companies Foundation, the Company gave over $262 million in food and financial support. These efforts helped millions of people in the areas of hunger relief, education, cancer research and treatment, programs for people with disabilities and veterans outreach.

Important Notice Regarding Forward-Looking Statements

This release may include forward-looking statements within the meaning of the federal securities laws. Forward-looking statements contain information about future operating or financial performance. Forward-looking statements are based on the Company’s current expectations and assumptions about market conditions and its future operating performance which we believe to be reasonable at this time. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, as well as assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated. A further list and description of risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended February 24, 2018 filed with the Securities and Exchange Commission (the “SEC”) and other documents that the Company may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Contact

Christine Wilcox

Albertsons Companies

christine.wilcox@albertsons.com